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                                                                   EXHIBIT 10.27

                    LIFEARRAY(TM) SOFTWARE LICENSE AGREEMENT


                                    Between


                                    diaDexus


                                      and



                          INCYTE PHARMACEUTICALS, INC.

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     This agreement ("Agreement") is entered into as of this ____ day of
________, 1999 (the "Effective Date") by and between diaDexus, a Delaware Limited Liability Company, having its principle place of business at 3303 Octavius Drive, Santa Clara, CA 95054 ("CUSTOMER") and Incyte Pharmaceuticals Inc., a Delaware corporation having its principal place of business at 3160 Porter Drive, Palo Alto, CA 94304 ("Incyte").

     WHEREAS, Incyte has developed and owns certain computer software for use in the processing and analysis of microarray expression data either generated from Incyte microarrays or from other sources (third party expression data); and

     WHEREAS, CUSTOMER desires to implement selected Incyte database and software products within a bioinformatics environment at CUSTOMER and CUSTOMER desires to have Incyte assist with such implementation described herein.

     NOW, THEREFORE, Incyte and CUSTOMER hereby agree as follows:

                                1.0 DEFINITIONS.

When used in this Agreement, the following definitions shall apply:

     1.1 "Access Term": means the period commencing on the Acceptance Date and extending up until twelve (12) months (unless terminated earlier as provided for in Article 7 (Term; Termination), during which CUSTOMER and CUSTOMER Affiliates shall have access to the LifeArray(TM) Product(s) pursuant to the terms and conditions of this Agreement. The Access Term may be extended for an one (1) additional twelve (12) month period upon written request made by CUSTOMER to Incyte to extend the Access Term. Such request must be made prior to the expiration of the first twelve (12) month period of the Access Term and will be under financial terms as found in Section
     5.1.1 (Access Term Fees).

     1.2 "Acceptance Date": means the date on which diaDexus provides written confirmation of acceptance of installation of the LifeArray(TM) Product.

     1.3 "CUSTOMER Affiliate(s)": means any corporation, firm, partnership, or other legal entity, which directly or indirectly, is owned or under common ownership by CUSTOMER to the extent of which the common stock or other equity ownership thereof is One Hundred percent (100%) owned by CUSTOMER; provided, however, that where local laws require a minimum percentage of local ownership, the status of CUSTOMER Affiliate will be established if CUSTOMER directly or indirectly owns or controls the maximum ownership percentage that may, under such local laws, be owned or controlled by foreign interests.

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1.4 "Incyte Technology": means proprietary know-how and patent rights with respect to the LifeArray(TM) Product(s) which is owned or controlled by Incyte and which Incyte has an unrestricted right to license without obligation of payment to a third party.

1.5 "Installation Site(s)": means the research facilities of CUSTOMER located at 3303 Octavius Drive, Santa Clara, California, that will have access to the LifeArray(TM) Product(s) and any alternate or additional sites requested by CUSTOMER in writing to Incyte during the Access Term in accordance with Section
1.2 (CUSTOMER Affiliate) above and 4.1 (License Grant) below, subject to appropriate provisions of this Agreement, including Articles 4.0 (Intellectual Property and License Grants), 5 (Schedule of Payments) and 7.0 (Term; Termination).

1.6 "Integration Program" means the Integration Project(s) (defined below) and the Integration Specification (defined below) related thereto, that shall be undertaken in accordance with this Agreement.

1.7 "Integration Project" means the scope of the Integration Specification for each individual project(s), as reasonably agreed to and undertaken by CUSTOMER and Incyte, with respect to the implementation and integration of the LifeArray Product(s), including such modifications as may be mutually agreed in writing between the parties, all of which shall be deemed incorporated into this Agreement as if set forth herein. The Integration Specifications for such Integration Project(s) shall include:

     (a) mutually agreed written statements of work with specific requirements, project report provisions, timetables for development and implementation and acceptance criteria; and

     (b) mutually agreed project cost and payment schedules in accordance with the provisions of Section 5.3 (Consulting Services);

     (c) mutually agreed maintenance and support services; and

     (d) mutually agreed to exclusivity provisions with regard to items that are truly unique and specific to CUSTOMER and not generic in nature.

1.8 "Integration Specifications" means the systems integration specifications developed by Incyte in cooperation with CUSTOMER, and as the same may be hereafter supplemented or modified in writing by the parties, on which Incyte will rely in modifying, adapting or otherwise altering the LifeArray(TM) Product(s) for installation and implementation at the Installation Site(s).

1.9 "LifeArray(TM) Product(s)": means Incyte's set of proprietary software modules providing analysis and data-management tools for handling complex array


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information from multiple sources, together with related software and documentation including all additions, enhancements and modifications by Incyte, all of which are made available by Incyte in object code format on a non-exclusive basis to CUSTOMER and CUSTOMER Affiliates.

1.10 "Party": means CUSTOMER or Incyte and, when used in the plural, shall mean CUSTOMER and Incyte.

1.11 "Research Field of Use": means all research and development applications of the LifeArray(TM) Product(s) that are internal to CUSTOMER and CUSTOMER Affiliates in compliance with Section 3.3.5 (Modifications) and/or Article 7.0 (Term; Termination). The Research Field of Use does not include the right to sell the LifeArray(TM) Product(s), including Modifications, or the sale or license of data analysis services, or the use of LifeArray(TM) Product(s) or Modifications to develop commercial database products or services.

1.12 "Software": as generally used herein, means software in various stages of development or any product thereof and includes without limitation the literal elements of a program (source code, object code, manuals, instructions or otherwise), its audiovisual components (menus, screens, structure and organization), any human or machine readable form of the program, and any writing or medium in which the program or information therein is stored, written or described, including without limitation, diagrams, flow charts, designs, drawings, specifications, models, data, development tools and routines, bug reports and customer information.

1.13 "Other Definitions": The following terms shall have the meanings assigned in the corresponding sections or subsections below:

"Confidential Information"         6.1
"Escrow Agent"                     7.6
"Escrow Agreement"                 7.6
"Escrowed Source Code"             7.6
"Integration Team"                 2.2.1
"Modifications"                    3.3.5
"Notice"                           10.8

1.14 "Year 2000 Compliant": means:

     (a) the product performs in a consistent manner and functions without interruptions regardless of the date in time on which the product is delivered, used and/or further distributed, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years;

     (b) the product, if computerized, accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and


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     displays date values and performs, in a consistent manner regardless of the dates used, whether before, on or after January 1, 2000;

     (c) the product, if computerized, accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner;

     (d) the product, if computerized, stores and displays data information in ways that are unambiguous as to the determination of the century;

     (e) the product will be delivered and the services will be scheduled and performed in a timely manner without interruptions caused by the date in time on which the product is ordered or is actually delivered or the services are scheduled or actually performed under normal procedures in the ordinary course, whether before, on or after January 1, 2000;

     (f) Incyte is now planning and taking action to implement, and will continue to implement, in a commercially reasonable manner, any and all measures to continue to perform this Agreement according to its terms and otherwise to meet the needs of its relationship with CUSTOMER, with respect to Year 2000 Compliance of the LifeArray(TM) Product(s), including without limitation those required for due performance and continued performance without impairment due to interruption and/or disruption of estimates, performance schedules, orders, confirmations, manufacture and delivery of conforming products and/or services in a timely and efficient manner to fulfill CUSTOMER's requirements and to enable CUSTOMER to deal with its own business and its clients' needs and contract requirements, as well as to invoice CUSTOMER and credit its payments in a timely and accurate manner;

     (g) Incyte will promptly provide to CUSTOMER, in response to CUSTOMER's periodic requests for updates, information concerning Incyte's Year 2000 compliance program to the extent it affects performance of this Agreement itself according to the terms hereof or affects the performance of the product and/or services that are the subject matter of this Agreement and might impair its supplier-customer relationship with CUSTOMER.

     (h) CUSTOMER may cancel, refuse to order and/or take delivery, reject and/or return non-complying goods and/or services and receive a full refund or credit against invoices, as applicable.

     (i) Incyte agrees to hold CUSTOMER harmless against any liability, judgment, damages, loss or expense, including without limitation reasonable counsel fees, resulting from Incyte's failure to meet the requirements of any of the foregoing provisions.


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     (j)  In no event shall delays and failures caused by failures of Incyte, its products or services to be fully Year 2000 Compliant constitute a force majeure event or excuse Incyte from timely performance of its obligations.

                     2.0 INSTALLATION; SYSTEMS INTEGRATION

2.1 Installation. At a date and time mutually acceptable to the Parties, Incyte agrees to provide CUSTOMER with on-site access to LifeArray[TM] Product(s) at the Installation Site.

2.2 Integration Program. As required or desired, Incyte and CUSTOMER shall reasonably agree upon the scope of the Integration Program to be undertaken by Incyte with respect to the implementation and integration of the LifeArray[TM] Product(s).

     2.2.1 Integration Team. CUSTOMER and Incyte shall each designate respective employees to work on the development of the Integration Specifications and the Integration Project(s) (the "Integration Team").
     Furthermore:

               (a) CUSTOMER and Incyte shall cause their respective Integration Teams to (i) consult with one another regularly by telephone, electronic mail and any other reasonable remote means, and (ii) make themselves available at mutually convenient times for in person consultation, as reasonably required by the needs of the project. In conjunction with the Integration Project(s), Incyte and CUSTOMER may utilize those employees, contractors, consultants and affiliates as deemed reasonably appropriate, provided that each is made aware of and subject to the terms and conditions of this Agreement. Except as agreed in Section 5.3 (Consulting Services), Incyte and CUSTOMER shall each be responsible for its own out-of-pocket expenses incurred by it or its respective personnel in connection with the Integration Project(s).

               (b) The parties acknowledge that the success of this collaboration depends upon, among other things, full, frank and timely disclosures and communications between the parties regarding their respective efforts. Incyte and CUSTOMER will each respectively use reasonable efforts to provide the other in a prompt, clear and concise manner, all information that each Party generates or develops pursuant to its obligations hereunder.

               (c) In the event the joint Integration Team is unable to reach agreement upon any decision within its area of responsibility, Incyte and CUSTOMER agree that such decision shall be presented to the president (or chief operating officer


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               (COO) if there is no president) of each company for consideration and resolution. If an issue remains unresolved after consideration by the president (or COO if no president) of each company, such issue shall be resolved in the manner described in
               Section 7.5 (Dispute Resolution Procedures).

     2.2.2     Management of Changes.

               (a) CUSTOMER acknowledges that Incyte's performance is dependent in part on CUSTOMER's actions. Accordingly, CUSTOMER will use reasonable efforts to provide Incyte with such cooperation and assistance of CUSTOMER as Incyte may reasonably request to facilitate implementation of the Integration Project(s).

               (b) If a Party proposes a change to previously agreed Integration Specifications with respect to a given Integration Project, the other Party will reasonably consider the proposed change. However, any change authorization must be in writing and must be signed by both parties to authorize implementation of any such changes. In addition, if any such change would substantially affect the economics of Incyte's performance, then: i) any dates or time periods relevant to performance by Incyte hereunder, shall be appropriately and equitably extended to account for any delays resulting from such changes, and ii) the parties will negotiate in good faith with respect to appropriate compensation to Incyte in accordance with a reasonable proposal from Incyte with respect to such changes.

     2.2.3 Acceptance. After the Integration Project(s) have been received, examined and/or tested by CUSTOMER and demonstrated to perform in accordance with mutually agreed acceptance criteria, then CUSTOMER will provide prompt written confirmation of acceptance of the Integration Project(s) to Incyte and forwards to Incyte any payments due in accordance with Article 5.0 (Schedule of Payments).

2.3 Support Services. During the term of the Access Term and subject to the payment terms of Section 5.1 (License Payment) and 5.2 (License Fees), Incyte agrees to provide support services to CUSTOMER and CUSTOMER Affiliates with respect to LifeArray(TM) Product(s) as described below at no additional cost, Incyte agrees to provide CUSTOMER with a full set of documentation for the LifeArray(TM) Product(s), including a complete description of LifeArray(TM) Product(s) logic and program schematics;

     (a) at no additional cost, with respect to support of the LifeArray(TM) Product(s) as installed, Incyte agrees to furnish reasonable assistance to CUSTOMER and CUSTOMER Affiliates in the installation and achievement of routine operation of the LifeArray(TM) Product(s) (and updates and modifications thereof) at the Installation Site(s), including reasonable, support, problem determination and


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          resolution service by telephone and electronic mail during each business day of the calendar year;

     (b) at not additional cost, Incyte will reasonably maintain and support the LifeArray(TM) Product(s) with respect to current releases of applicable operating systems, database management systems, and any applicable third party current vendor supported software programs, including without limitation the software programs referenced in
          Section 4.3 (Third Party Intellectual Property) below.

     (c) at no additional cost, Incyte shall also furnish updates and current releases of the LifeArray(TM) Product(s), and maintenance and support as contemplated herein with respect to such updates and new releases.

     (d) at CUSTOMER'S written request, maintenance and support of the LifeArray(TM) Product(s) as modified under the Integration Program, may be provided to CUSTOMER subject to additional terms, conditions and fees as reasonably negotiated between the parties and based on the modifications, adaptations or other altering of the LifeArray(TM) Product(s) consistent with the Integration Programs;

2.4  Training.

     (a) With respect to operation of the LifeArray(TM) Product(s), after the Effective Date and at a time mutually agreeable to Incyte and CUSTOMER, Incyte agrees to provide CUSTOMER with two (2) days of training at Incyte's Palo Alto, California location.

     (b) CUSTOMER may designate no more than eight (8) employees, or such other number as mutually agreed, from each Installation Site to attend training at Incyte with regard to 2.4(a) above.

     (c)  Each Party shall bear the out-of-pocket expenses of its employees.

     (d) Additional training by Incyte for CUSTOMER may be mutually agreed to by the parties. Any additional training shall be at times mutually agreeable to the parties and at an additional cost to CUSTOMER (the cost to be mutually agreed to between the Parties prior to such training).


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                  3.0 ACCESS RIGHTS, SOFTWARE USE RESTRICTIONS
                      AND SECURITY REQUIREMENTS

3.1  Access Rights.

          (a) Incyte hereby grants to CUSTOMER and CUSTOMER Affiliates non-exclusive access and the right to use the Life Array(TM) Product(s) in the Research Field of Use solely for CUSTOMER's and CUSTOMER Affiliate's own internal use, by authorized personnel of CUSTOMER and CUSTOMER Affiliates, in secure work facilities at the Installation Site(s) at CUSTOMERS and CUSTOMER Affiliate(s) locations and in accordance with the terms and conditions of this Agreement. CUSTOMER and CUSTOMER Affiliates shall have no access to or right to use the LifeArray(TM) Product(s) except at an Installation Site under the terms and conditions of this Agreement.

          During the Access Term, CUSTOMER shall have the right, at its discretion to: (i) designate one or more additional Installation Site(s) for the LifeArray(TM) Product(s) subject to the payment terms set forth in Sections 5.1 (License Payments) and 5.2 (License Fees); and/or (ii) relocate the Installation Site(s) from time to time without additional fees or costs (except as set forth in Section 5.3 (Consulting Services); provided that any such sites are in compliance with appropriate provisions of this Agreement, including Articles 3.0 (Software Use Restrictions and Security Requirements) and 6.0 (Confidentiality). Any additional implementation or support services provided by Incyte with respect to the LifeArray(TM) Product(s) at such site(s) shall be in manner consistent with and under terms consistent with those of comparable users of the LifeArray(TM) Product(s).

3.2 Ownership. CUSTOMER hereby acknowledges that (i) Incyte has expended and will expend significant resources and efforts to develop the LifeArray(TM) Product(s); (ii) the LifeArray(TM) Product(s) represent highly valuable and confidential assets of Incyte; (iii) Incyte is willing to grant CUSTOMER and CUSTOMER Affiliates access to the LifeArray(TM) Product(s) in reliance that CUSTOMER and CUSTOMER Affiliates shall protect the Software from unauthorized disclosure and use; and (iv) except as otherwise expressly provided under this Agreement, the LifeArray(TM) Product(s) at all times during the term of this Agreement shall remain the sole and exclusive property of Incyte.

3.3. Restrictions on Use of Software.

     3.3.1 Designated CPUs. The LifeArray(TM) Product(s) shall only be installed at the Installation Site(s) on a single hard disk(s) or the hard disk(s) of a designated file server whereby multiple workstation(s) do not contain copy(s) of LifeArray(TM) Product(s) installed, other than ephemerally, on the workstation hard disk. A back-up


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computer or file server may be designated such that a copy of the LifeArray(TM)
Product(s) may be installed on this computer in the event that the primary computer fails. Under no circumstances will the LifeArray(TM) Product(s) be installed on any designated CPU(s) which would allow unauthorized network access (e.g. third party access via the Internet). All other access to LifeArray(TM) Product(s), including access by facilities of CUSTOMER or CUSTOMER Affiliates other than those designated as Installation Sites is prohibited.

3.3.2 Disclosure. Except as permitted under subsection 3.3.5. (Modifications), CUSTOMER and CUSTOMER Affiliates shall not disclose Software, related source code or Confidential Information of Incyte or transfer the LifeArray(TM) Product(s), or any portion thereof, to any third party.

3.3.3 No Transfer. Except as provided under Section 3.3.5 (Modifications) or as otherwise agreed by Incyte in writing, CUSTOMER and CUSTOMER Affiliates shall not sublicense, sell, assign, convey, transfer, publish, display, copy, duplicate, adapt, merge, embed, disassemble, decompile, translate, reverse engineer or otherwise modify any portion of the LifeArray(TM) Product(s) (by any means whatsoever whether now known or hereafter invented) of the LifeArray(TM) Product(s). Furthermore, CUSTOMER and CUSTOMER Affiliates shall not remove any product identification, trademark or other notices.

3.3.4 Loss or Theft. CUSTOMER promptly shall notify Incyte of any loss, theft or unauthorized disclosure or use of LifeArray(TM) Product(s) which comes to CUSTOMER's attention.

3.3.5 Modifications. Solely for purposes of system integration and/or to facilitate data analysis and relational analysis, CUSTOMER, CUSTOMER Affiliates, or consultants may, as set forth below, adapt, reproduce, and modify such LifeArray(TM) Product(s) and prepare derivative works based on the LifeArray(TM) Product(s) and may incorporate information that is proprietary to CUSTOMER and CUSTOMER Affiliates (all the foregoing collectively, "Modifications"). All Modifications shall only be used solely for CUSTOMER's and CUSTOMER Affiliates' own internal use by authorized personnel of CUSTOMER and CUSTOMER Affiliates, at the Installation Site(s) in secure work facilities of CUSTOMER and CUSTOMER Affiliates pursuant to the terms and conditions of this Agreement. All Modifications shall be kept in confidence in the same manner as, and shall be subject to, the same terms and conditions that apply to the LifeArray(TM) Product(S) licensed to CUSTOMER and CUSTOMER Affiliates herein. Except as otherwise agreed in writing, Incyte shall have no obligation to support any such Modifications, nor any ownership interest therein. CUSTOMER and CUSTOMER Affiliates shall not acquire by reason of this Section 3.3.5 any ownership of LifeArray(TM) Product(s), any portions thereof or any title or rights therein. It is further agreed that to the extent CUSTOMER and CUSTOMER Affiliates utilize consultants for systems integration or data analysis services: i) each such consultant

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     shall have executed a written agreement which includes customary provisions regarding non-use and non-disclosure of confidential information, including, in specific, Incyte Confidential Information (such agreement or a substantially comparable example thereof having been previously approved by Incyte in writing), and ii) such third party shall have no ownership interest in, nor, except any right to use, sublicense, sell, assign, convey, transfer, disclose, publish, display, copy, duplicate, adapt, merge, embed, disassemble, decompile, translate, reverse engineer or otherwise modify any portion of the LifeArray(TM) Product(s) or Modifications, to or for any other than CUSTOMER or CUSTOMER Affiliates.


                 4.0 INTELLECTUAL PROPERTY AND LICENSE GRANTS.

4.1 License Grant. Incyte hereby grants to CUSTOMER and CUSTOMER Affiliates a worldwide, non-exclusive license under Incyte Technology to access and use the LifeArray(TM) Product(s) in the Research Field of Use. Except as provided below, such license shall be without any right of CUSTOMER and CUSTOMER Affiliates to grant sublicenses thereunder to market, license, sublicense, manufacture, sell or distribute any LifeArray(TM) Product(s) or Modifications thereof, or data analysis services, for the benefit of a third party.

4.2 Ownership of LifeArray(TM) Product(s). Subject to the grant of license rights to CUSTOMER and CUSTOMER Affiliates hereunder, the LifeArray(TM) Product(s), including fully-documented source code and object code resulting from the Integration Project(s), created in the course of this Agreement, and all proprietary rights, title, and other intellectual property rights, including, without limitation, patent, copyright, trademark, service mark, trade secret and trade name rights, in and to such LifeArray(TM) Product(s) are hereby owned by Incyte. Except as expressly provided herein, Incyte shall have the sole right to use, copy, modify, adapt, create derivative works from, distribute and have distributed, sell, sublicense, license or otherwise dispose of such LifeArray(TM) Product(s) and/or any product(s) incorporating such LifeArray(TM) Product(s).

4.3  Third Party Intellectual Property. Subject to the warranties made in
     Article 8.0 (Representations and Warranties), the parties acknowledge that, in order to access or utilize LifeArray(TM) Product(s), they may require licenses under third party patent rights or such other third party intellectual property rights, (including by way of example a Silicon Graphics of Oracle license), and it is hereby agreed that it shall be each Party's responsibility to satisfy itself as to the need for such licenses and, if necessary, to obtain such licenses, at such Party's expense. Incyte has delivered a true and complete list of third party software programs which are required for CUSTOMER to access and utilize the LifeArray(TM) Product(s).


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4.4  CUSTOMER Proprietary Data. Any proprietary data of CUSTOMER added to
     LifeArray(R) Products (i.e. non-Incyte data) by CUSTOMER, CUSTOMER Affiliate or consultant(s) (as provided for in Section 3.3.5
     (Modifications), above) shall remain the sole property of CUSTOMER and Incyte shall have no ownership rights to data.

                           5.0 SCHEDULE OF PAYMENTS.

5.1 License Fees: During the Access Term and for each additional Installation Site, yearly license fees with respect to the LifeArray(TM) Product(s) shall be payable by CUSTOMER on the following schedule:

     5.1.1 Access Term Fees. During the Access Term, CUSTOMER shall pay to Incyte yearly license fees of seventy-five thousand dollars (US$75,000) per year. The first payment of seventy five thousand dollars (US$75,000) shall be due and payable within thirty (30) days of the Effective Date. In the event CUSTOMER has extended the Access Term, the second payment of seventy five thousand dollars (US$75,000) shall be due and payable on or before the first anniversary of the Effective Date.

     5.1.2 Additional Installation Site. With respect to the designation of an additional Installation Site, after payment for that additional Installation Site of the License Payment specified in Section 5.1 (License Payment), the corresponding yearly Access Term Fees for such additional Installation Site shall be prorated for the remainder of such year of the Access Term.

5.2 Consulting Services. At CUSTOMER'S written request, the following consulting services may be provided to CUSTOMER by Incyte at the additional fees provided for below:

          (a) With respect to consulting services in excess of the time necessary for installation of LifeArray(TM) Product(s) or the Integration Project(s) as set forth in Sections 2.1 (Installation) and
          2.2 (Integration Program), CUSTOMER shall pay Incyte on a time and materials basis at a rate of $2,000 per-person-day plus expenses.

          (b) Payments shall be due in arrears within thirty (30) days receipt of invoice from Incyte in reasonably detailed form. All other expenses incurred by CUSTOMER or Incyte or their respective personnel in connection with Integration Project shall be the responsibility of each respective Party.

          (c) Incyte agrees to keep records of its costs associated with the consulting services performed by Incyte in sufficient detail to permit CUSTOMER to confirm the accuracy of Incyte's time and materials calculations. At the request and the expense of CUSTOMER (but no more than once a year), upon at least five (5) business days prior written notice to Incyte, Incyte shall permit a


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        nationally recognized, independent, certified public accountant appointed by CUSTOMER and reasonably acceptable to Incyte, to examine such records solely to the extent necessary to verify the amount of payments due to Incyte hereunder, provided that such accountant has entered into a confidentiality agreement with Incyte substantially similar to the confidentiality provisions of this agreement, limiting the use and disclosure of such information to purposes germane hereto. Such accountant shall solely disclose to CUSTOMER whether or not an accounting discrepancy was found and the extent of such discrepancy, however, the results of any such examination shall be made available to both parties. If the examination reveals an overpayment by CUSTOMER to Incyte of project costs, then the amount of such overpayment will be refunded to CUSTOMER by Incyte. If the examination reveals an underpayment by CUSTOMER to Incyte of project costs, then the amount of such underpayment shall be paid by CUSTOMER to Incyte. Any refund or payment under this Section 5.3(c), shall be made to the appropriate Party within thirty (30) days of the date CUSTOMER delivers to Incyte such accountant's written report.

5.3  Payments and Taxes.

        (a) Unless otherwise provided for in this Agreement, CUSTOMER agrees to submit payments for services and materials provided by Incyte within thirty (30) days from receipt of an invoice from Incyte. All payments shall be made by check or bank wire transfer in immediately available funds to such account as Incyte shall designate before such payment is due, free and clear of any taxes, duties, levies, fees or charges. CUSTOMER shall pay and indemnify Incyte against any sales, use, value added/ad valorum, surtax and personal property taxes, customs, duties, registration fees and the like, including penalties and interest, levied by any governmental authority, (other than taxes based upon Incyte's net income) arising out of this Agreement and the transactions contemplated herein, including the costs and responsibility of any withholding taxes as below.

        (b) CUSTOMER shall make any withholding payments due on behalf of Incyte and shall promptly provide Incyte with written documentation of any such payment made on behalf of Incyte. Such written documentation shall be sufficiently detailed so as to satisfy any requirements of the United States Internal Revenue Service, or foreign government, as applicable, related to an application by Incyte for a foreign tax credit or refund for such payment to the extent applicable. However, in the case where Incyte can apply for and actually receives a credit or refund against its tax liability for the withholding payments due on behalf of Incyte and made by CUSTOMER, then such credited or refunded withholding payment will be reimbursed by Incyte to CUSTOMER. The parties agree to take reasonable and lawful steps to minimize the amount of tax to which payments to Incyte are subject.

               (c) All payments due Incyte under this Agreement may be creditable against any balance of the Five Million Dollars (US$5,000,000) due Incyte for sequencing and other services.

5.4 Late Payments. Any amounts payable hereunder that are not paid when due, shall bear interest to the extent permitted by applicable law, at two percentage points over the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time, calculated on the number of days such payment is delinquent.

5.5 Shipping. CUSTOMER shall pay, for its own account, any shipping, freight, mailing expenses and the like payable to third parties not affiliated with Incyte and arising out of obtaining tangible materials under this Agreement and the transactions contemplated herein.

5.6 Miscellaneous Payments. Unless otherwise provided in this Agreement, neither Party shall provide services or information to the other on a chargeable basis without the prior written agreement of the other Party, with regard to such services or information as well as to the charges and payment schedules therefor.


                              6.0 CONFIDENTIALITY

6.1 Confidentiality. The Parties acknowledge that during the course of this Agreement they will each receive from the other information which is proprietary, confidential and of commercial value to the disclosing Party. For purposes of this Agreement, "Confidential Information" shall mean scientific, technical or business information belonging to the disclosing Party, which the disclosing Party marks "Confidential" if disclosed in writing, or which the disclosing Party identifies as confidential at the time of any visual or oral disclosure and promptly confirms in writing to have been confidential. Except to the extent expressly authorized by this Agreement, the Parties agree that, for the Access Term and for five (5) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose (except those expressly permitted under this Agreement) any Confidential Information furnished to it by the other Party pursuant to this Agreement, and regardless of the medium on which it is provided, including know-how, except to the extent that it can be established by the receiving Party by competent proof that such information:

               (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

          (b) was generally known to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving Party in breach of this Agreement;

          (d) was subsequently lawfully disclosed to the receiving Party by a third party having no confidentiality obligations to the disclosing Party with respect thereto;

          (e) was independently discovered or developed by the receiving Party without the use of the other Party's Confidential Information, and such independent discovery or development can be documented by the receiving Party's tangible records created at the time of such independent development.

6.2 Circumstances for Limited Disclosure. Each Party may disclose the other's information to the extent such disclosure is reasonably necessary in (i) filing, prosecuting patent applications and maintaining patents, or (ii) prosecuting or defending litigation or (iii) complying with applicable governmental regulations, including laws and regulations governing the testing, approval, manufacture and marketing of foods, drugs, biologicals and medical devices; provided, however, that if a Party is required to make any disclosure of the other Party's secret or confidential information it will give reasonable advance Notice to the other Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such information required to be disclosed.

6.3 Other Disclosures. Notwithstanding anything to the contrary set forth herein, this Article 6.0 (Confidentiality) shall not be construed to allow CUSTOMER, CUSTOMER Affiliates, sublicensees, collaborators or consultants to publish or disclose the LifeArray(TM) Product(s), including Modifications, or substantial portions thereof, or any Incyte software or hardware configurations, at any time without the express written consent of Incyte.

                             7.0 TERM; TERMINATION.

7.1  Term.

     7.1.1 Termination. This Agreement shall commence as of the Effective Date and shall terminate as provided herein.

     7.1.2 Term. Unless sooner terminated pursuant to the terms hereof, the terms of this Agreement shall be the term of the Access Term.

7.2 Expiration of the Access Term. Upon expiration of the Access Term, CUSTOMER, at its election:

            (a) shall have the option of extending the term of its license to the LifeArray(TM) Product(s) and the maintenance and support services under Section 2.3 (Support Services), under terms demonstrably consistent with and comparable to those secured by comparable users of the LifeArray(TM) Product(s) at the time of extension; or

            (b) shall discontinue use of LifeArray(TM) Products(s), and remove such LifeArray(TM) Products(s), including Modifications, from each Installation Site(s) and promptly return to Incyte, or upon Incyte's written instruction destroy, all portions and copies of such LifeArray(TM) Products(s), including Modifications. Thereafter, CUSTOMER shall have no right to the LifeArray(TM) Products(s) or Modifications, including any right to use, copy, modify, adapt, create derivative works with respect to same.

7.3   Breach.

            (a) Failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Party in default written notice specifying the nature of the default and requiring it to make good such default. If such default is not cured within ninety (90) days after the receipt of such written notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity, to immediately terminate this Agreement by giving written notice to the other Party. The right of a Party to terminate this Agreement, as hereinafter provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

            (b) Upon the happening of any of the following events there shall be deemed to be a breach of the terms of this Agreement and the non-breaching Party, at its option, shall have the right to cease performance hereunder until such breach is remedied, or to terminate this Agreement as provided for above in this Section 7.4 (Breach):

            (i) a Party fails to make any payment when due as required by this Agreement; provided, however, that the first occurrence of late payment shall not constitute breach unless not cured within thirty (30) days of notice of such failure by the other Party;

          (ii) the other Party violates or fails to perform any of the other material representations, warranties, covenants or agreements contained in this Agreement for a period of sixty (60) days following its receipt from the other Party of written notice specifying such material violation or material failure and demanding that it be cured; or

          (iii) the other Party ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; or becomes the subject of any other voluntary or involuntary bankruptcy or insolvency proceedings.

7.4 Events Upon Termination or Expiration. Upon termination or expiration of this Agreement:

          (a) Incyte will be entitled to payment, under the payment terms of
          Article 5.0 (Schedule of Payments), for all authorized services rendered to CUSTOMER under Article 2.0 (Installation; Systems Integration) that are performed in accordance with the specifications therefor prior to the effective date of termination; and

          (b) CUSTOMER will be entitled to a return of any payments made in excess of work actually performed by Incyte under Article 2.0 (Installation; Systems Integration) in accordance with the applicable statement of work, prior to the effective date of termination.

          (c) In the event of: i) termination of the Agreement by Incyte for breach by CUSTOMER, or ii) upon expiration, then it shall be CUSTOMER's obligation at CUSTOMER's expense, to discontinue use of LifeArray(TM) Product(s) and any Modifications thereof as provided for in Section 7.2 (Expiration of the Access Term).

7.5 Dispute Resolution Procedures. If the parties cannot resolve a dispute arising out of or in connection with this Agreement, then either Party may, by upon written notice to the other, have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received:

               For Incyte:         President

               For CUSTOMER:       President or Chief Operating Officer

7.6  Insolvency or Bankruptcy.

          (a) Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement (in whole or in part as the terminating Party may determine) by written notice to the other Party in the event the other Party shall have: i) become insolvent or bankrupt, or ii) shall have made an assignment for the benefit of its creditors, or iii) there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or iv) any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect.

          (b) Promptly following the Acceptance Date, Incyte shall deposit with an independent software source code escrow agent selected by Incyte and acceptable to CUSTOMER (the "Escrow Agent") a complete and correct copy of the source code for the LifeArray(TM) Product(s) provided to CUSTOMER hereunder (the "Escrowed Source Code"), and shall enter into an escrow agreement with CUSTOMER and the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement shall provide that the Escrowed Source Code shall be delivered to CUSTOMER only upon the: i) filing by Incyte of a voluntary bankruptcy petition; ii) the filing against Incyte of an involuntary bankruptcy petition where the same is not withdrawn or vacated within ninety (90) days after the filing thereof; iii) failure of Incyte to provided maintenance and support services hereunder; or iv) the liquidation or dissolution of Incyte. From time to time after the initial escrow deposit, if Incyte makes any material modifications, updates or enhancements to any of the Escrowed Source Code, Incyte shall deposit with the Escrow Agent a copy of such modified, updated or enhanced source code. CUSTOMER shall pay all fees and expenses of the Escrow Agent under the Escrow Agreement only if any Escrowed Source Code is delivered to CUSTOMER pursuant to the Escrow Agreement, and such source code shall be subject to all the confidentiality and use restrictions contained in this Agreement.

7.7  Accrued Rights Surviving Obligations.

          (a) Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that have accrued to the benefit of either Party prior to such termination or expiration.

          (b) Upon any termination or expiration of this Agreement, the following provisions will not terminate, but will continue in full force and effect:

               - Article 3.0 (Access Rights, Software Use Restrictions and Security Requirements),

               -    Article 4.0 (Intellectual Property and License Grants)

               -    Article 6.0 (Confidentiality),

               -    Article 8.0 (Representations and Warranties),

               -    Article 9.0 (Indemnity),

               -    Article 10.0 (Miscellaneous Provisions),

               - and any payment obligations pursuant to CUSTOMER's rights under Articles 5.0 (Schedule of Payments) and 6.0 (Confidentiality), as of the termination or expiration of this Agreement.

                      8.0 REPRESENTATIONS AND WARRANTIES.

8.1  From Incyte. Incyte represents and warrants to CUSTOMER as follows:

          (a) Incyte has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Incyte. This Agreement, when duly executed and delivered by Incyte, constitutes a valid and binding obligation of Incyte, enforceable against it in accordance with its terms.

          (b) the execution, delivery or performance of this Agreement by Incyte will not conflict with or result in the breach of any agreement to which Incyte is a party, or conflict with or result in the breach of any instrument, document, law, regulation, judgment, order or decree by which Incyte or its assets are bound.

          (c) there are no material adverse proceedings, claims or actions pending, or to the best of Incyte's knowledge, threatened, relating to the Incyte Technology as of the Effective Date of this Agreement that would materially interfere with Incyte's performance of its obligations under this Agreement. Furthermore, Incyte shall disclose to CUSTOMER any material adverse proceedings, claims or action that arise and come to the knowledge of Incyte (without undertaking a special investigation) relating to Incyte Technology during the Access Term, that would materially interfere with Incyte's performance of its obligations under this Agreement.

          (d) Incyte hereby represents and warrants to CUSTOMER that the LifeArray(TM) Product(s) provided hereunder will be free from material defects in workmanship and materials and will substantially perform in accordance with the specifications therefor.

        (e) the LifeArray(TM) Product(s) will be Year 2000 compliant no later than December 31, 1999. Year 2000 Compliant LifeArray(TM) Product(s) will be provided to CUSTOMER under this Agreement in a timely and efficient manner without interruption and/or disruption and at no additional fee or charge of any kind (including any installation, freight, or other costs or fees) to CUSTOMER.

8.2  From CUSTOMER. CUSTOMER represents and warrants to Incyte as follows:

        (a) CUSTOMER has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CUSTOMER. This Agreement, when duly executed and delivered by CUSTOMER, constitutes a valid and binding obligation of CUSTOMER, enforceable against it in accordance with its terms.

        (b) the execution, delivery or performance of this Agreement by CUSTOMER will not conflict with or result in the breach of any agreement to which CUSTOMER is a party, or conflict with or result in the breach of any instrument, document, law, regulation, judgment, order or decree by which CUSTOMER or its assets are bound.

8.3  Exclusive Warranty; Limitation of Liability.

        (a) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, INCYTE DOES NOT MAKE ANY AND EXPRESSLY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE LIFEARRAY(TM) PRODUCT(S), WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY USAGE OR TRADE OR COURSE OF DEALING INCLUDING, WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        (b) EXCEPT AS EXPLICITLY STATED HEREIN, NEITHER PARTY WILL BE LIABLE FOR ECONOMIC, INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR EXEMPLARY DAMAGES, WHETHER CLAIMED UNDER CONTRACT, TORT OR ANY OTHER LEGAL THEORY ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT.

8.4 Compliance with Law. Incyte and CUSTOMER shall comply in all material respects with all applicable laws, regulations and guidelines in connection with that Party's performance of its obligations and rights pursuant to this Agreement. Without limiting the generality of the foregoing, each Party shall be responsible for compliance with all applicable product safety, product testing, product labeling, package marking, and product advertising laws and regulations with respect to its own activities and products. Furthermore, Incyte and CUSTOMER shall each comply with the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services, or products.


                                 9.0 INDEMNITY.

9.1 Incyte. Incyte shall indemnify and hold CUSTOMER and its directors, officers, employees, agents, representatives and affiliates harmless from and against any loss, liability, cost or expense (including, but not limited to, reasonable attorneys' fees and costs) arising from: (i) any claim, action or demand by any third party alleging that the LifeArray(TM) Product(s) or any portion thereof violates any copyright, patent, trade secret, intellectual property or other proprietary right of such party, or
     (ii) any breach or nonperformance by Incyte of any of its representations, warranties, covenants or agreements under this Agreement; except to the extent such loss, liability, cost or expense (including attorney's fees and costs) is attributable to: (1) a violation of law, regulation or court order by CUSTOMER, (2) a violation of any contractual or fiduciary duty (including misappropriation of trade secrets) owed by CUSTOMER to a third party, (3) recklessness or intentional misconduct of CUSTOMER, (4) any breach of this Agreement or misrepresentation contained herein by CUSTOMER, or (5) infringement by CUSTOMER (other than by use of the LifeArray(TM) Product(s) or any portion thereof) of any third party's patent rights, copyrights or other intellectual property rights. Notwithstanding the foregoing, it shall be CUSTOMER's sole responsibility to procure, at CUSTOMER's expense, license(s) under third party patent rights or such other rights with respect to hardware or database platform (e.g. Silicon Graphics or Oracle licenses, as under Section 4.3 (Third Party Intellectual Property)).

9.2 CUSTOMER. CUSTOMER shall indemnify and hold Incyte and its directors, officers, employees, agents, representatives and affiliates harmless from and against any loss, liability, cost or expense (including, but not limited to, reasonable attorneys' fees and costs) arising from (i) any claim, action or demand by any third party alleging that the CUSTOMER Modifications developed and used by CUSTOMER or any portion thereof violates any copyright, patent, trade secret, intellectual property or other proprietary right of such party, or (ii) any breach or nonperformance by CUSTOMER of any of its representations, warranties, covenants or agreements under this Agreement; except to the extent such loss liability, cost or expense (including attorney's fees and costs) is attributable to: (1) a violation of law, regulation or court order by Incyte, (2) a violation of any contractual or fiduciary duty (including misappropriation of trade secrets) owed by Incyte to a third party, (3) recklessness or intentional misconduct of Incyte, (4) any breach of this Agreement or misrepresentation contained herein by Incyte, or (5) infringement by Incyte of any third party's patent rights, copyrights or other intellectual property rights.

     9.3 Claims. If any claim is made against either Party under Sections 9.1(i) (Incyte) or 9.2(i) (CUSTOMER), above for which indemnification is available hereunder, the indemnifying Party, at its option, shall:

               (a)  defend the other Party against such claim;

               (b) acquire for the other Party the right to continue using any Software or product licensed hereunder that is the subject of such claim;

               (c) replace any Software or product licensed hereunder with other Software or product for which there exists no infringement claim, which serves materially the same purpose and function as the claimed infringing Software or product; or

               (d) modify the Software or product to make it non-infringing; provided, however, that no Party shall have any liability or obligation to the other under this Section 9.3 if any such infringement claim is based upon or arises out of:

                    (i) any modification by the indemnified Party of any portion of any Software or data not authorized by the indemnifying Party in writing unless without such modifications the Software would not be infringing;

                    (ii) the use of any Software or product in violation of the license granted in this Agreement; or

                    (iii) a patent, copyright or other intellectual property right claim in which the indemnified Party or any affiliate thereof has any direct or indirect interest by license or otherwise; or

                    (iv) use of old Software after receipt or replacement of modified Software under 9.3(c) or (d) above.

     If the indemnifying Party elects 9.3(a) above, the indemnifying Party, at its expense, shall have the right to control the defense and settlement of any such claim and the indemnified Party shall reasonably cooperate with the indemnifying Party in such defense and settlement. If the indemnifying Party elects 9.3(c) above, the indemnified Party shall return to the indemnifying Party the claimed infringing Software or product, along with any copies, duplicates and other manifestations thereof in whatever form.

      This Section 9.3 states a Party's entire liability and obligation, and the other Party's exclusive remedy for infringement with respect to the first Party's software.

                         10.0 MISCELLANEOUS PROVISIONS.

10.1 Force Majeure. Force Majeure shall mean an Act of God, flood, fire, explosion, earthquake, strike, lockout, casualty or accident, war, civil commotion, act of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority representative thereof, or the inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those enumerated above, which are beyond the reasonable control of such Party, which the Party affected has used its reasonable best efforts to avoid, and which prevent, restrict or interfere with the performance by a Party of its obligations hereunder. The Party affected by Force Majeure shall give notice to the other Party promptly in writing and whereupon shall be excused from those obligations hereunder, to the extent of such prevention, restriction or interference, provided that the affected Party shall use its commercially reasonable efforts to avoid or remove such cause(s) of non-performance and shall continue performance whenever such cause(s) is removed.

10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any such laws relating to choice or conflict of laws.

10.3 Entire Agreement. This Agreement and the other agreements executed in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede or incorporate all prior or contemporaneous representations, understandings or agreements, written or oral, between the parties with respect to such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the parties.

10.4 Headings. The headings and captions used in this Agreement are intended for convenience only and shall have no force or effect whatsoever in the interpretation of this Agreement.

10.5 Assignment. Neither Party shall assign any of its rights or obligations hereunder except: (i) as incident to the merger, consolidation, reorganization or acquisition of stock or assets or similar transaction affecting all or substantially all of the assets or voting control of the assigning Party; (ii) to any directly or indirectly wholly-owned affiliate if the assigning Party remains liable and responsible for the performance and observance of all of the subsidiary's duties and obligations hereunder; (iii) with respect to either Party as the assignor, as incident to the acquisition or transfer of the assets affecting all or substantially all of the assets of the business of the Party relating to a given field of use, provided that the acquiring entity or transferee continues to fulfill its obligations to the other Party hereunder; or (iv) with the consent of the other Party, which consent shall not be withheld unreasonably. This Agreement shall be binding, upon the successors and permitted assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successor's and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with the above shall be void. Any assignment by CUSTOMER hereunder shall be subject to CUSTOMER's obligations under
      Section 5.4 (Payments and Taxes).

10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes.

10.7 Severability. If any term, clause or provision of this Agreement shall be judged invalid for any reason whatsoever by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to have been deleted from this Agreement.

10.8 Notices. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by commercial overnight courier, or transmitted by telex telegram or telecopy (facsimile, with confirmed receipt) to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party (referred to herein as "Notice"). All Notices shall be effective upon receipt.

             If to Incyte, addressed to:        If to CUSTOMER, addressed to:
             Incyte Pharmaceuticals, Inc.       diaDexus, LLC
             3174 Porter Drive                  3303 Octavius Drive
             Palo Alto, CA 94304                Santa Clara, CA 95054
             Attn: Roy Whitfield,               Attn: Patrick Plewman
             Chief Executive Officer            Chief Operating Officer


10.9 Waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter. The express waiver by either Party of any provision of this Agreement shall not constitute a waiver of any future obligation to comply with such provision.

10.10 Remedies. All rights and remedies conferred upon either Party under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or cumulatively.

10.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of parties and their respective successors and permitted assigns.

10.12 Injunctive Relief. The parties acknowledge that because of the confidential and proprietary nature of the Confidential Information, neither termination of this Agreement nor an action at law would be an adequate remedy for a material breach by either Party of its obligations under Article 6.0 (Confidentiality). Accordingly, each Party agrees and consents that in the event of such breach, in addition to all other remedies which the other Party may have, such other Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law, including injunctive relief, specific performance or such other relief as such Party may request to enjoin or otherwise restrain any act prohibited hereby without the necessity of proof of actual damages, as well as the recovery of all costs and expenses, including attorney's fees incurred. Nothing in this Agreement shall be construed to prevent or restrict a Party from seeking relief in a court of competent jurisdiction to protect, enforce or defend any patent rights, copyrights, names, marks, or other proprietary or confidential information owned or possessed by, or licensed by or to, a Party.

10.13 Exhibits. Each reference in this Agreement to an Exhibit shall mean a Exhibit attached to this Agreement and incorporated into this Agreement by such reference.

10.14 No Employment Relationship or Partnership. The parties shall at all times be independent contractors and nothing in this Agreement shall be deemed to create a partnership or joint venture between the parties. Neither any Party nor any of its employees shall have any ability to legally bind the other Party with respect to any third party or to incur any obligation or liability on behalf of the other Party.

10.15 Public Announcements. Except as may otherwise be required by law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without first submitting a copy of the proposed announcement to the other Party for review. The other Party shall have seven (7) business days to consent to the publication of such announcement, such consent not to be unreasonably withheld.

10.16 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.


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
10.17 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "diaDexus" or "Incyte", or any other trade name or trademark of CUSTOMER or Incyte, including, without limitation, "LifeArray(TM)" or "LifeSeq(R)", in connection with the performance of this Agreement.

10.18 Attorney's Fees. In any litigation relating to or arising out of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, including expert witness costs, and all costs of proceedings incurred in such litigation, in addition to any other relief that may be awarded.

10.19 Affiliate Performance. To the extent that any CUSTOMER affiliate has access to any LifeArray(TM) Product(s), has the right to receive any other rights or benefits under this Agreement or otherwise is obligated to perform any obligations under this Agreement, CUSTOMER shall cause such CUSTOMER Affiliate to perform in full, when due, all applicable obligations under this Agreement to the same extent as if such affiliate were a party to this Agreement; provided, however, that nothing in this
       Section 10.19 shall expand the rights or benefits of CUSTOMER or CUSTOMER Affiliates, or the obligations of Incyte, beyond those otherwise expressly set forth in this Agreement. CUSTOMER shall guaranty timely performance in full by such CUSTOMER Affiliate of all such obligations. A breach by such CUSTOMER Affiliate of any such obligation shall constitute a breach by CUSTOMER of this Agreement and shall entitle Incyte to exercise its rights under Article 7.0 (Term and Termination) above, in addition to any other rights and remedies to which Incyte may be entitled.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalves by their respective duly authorized representatives as of the Effective Date.


CUSTOMER                                  INCYTE PHARMACEUTICALS, INC.

By: /s/ PATRICK PLEWMAN                   By: /s/ ROY WHITFIELD
   ----------------------------              ----------------------------

Title:      C.O.O.                        Title:     C.E.O.
      -------------------------                 -------------------------


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
                                   EXHIBIT A

Attach the LifeArray(TM) Version 2.0 Product Overview









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